UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

PRIMUS TELECOMMUNICATIONS

GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900 McLean, VA		22102
(Address of principal executive offices)		(Zip Code)

(703) 902-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 4, 2011, Primus Telecommunications Group, Incorporated (“PTGi”) issued a press release announcing that a special committee of its Board of Directors has retained the services of Jefferies & Company, Inc. to explore and evaluate strategic alternatives to enhance shareholder value, which may include (but may not be limited to) a sale, merger or other business combination involving PTGi, a recapitalization of PTGi, a joint venture arrangement, the sale or spinoff of PTGi assets or one or more of its business units, or the continued execution of PTGi’s business plans. PTGi has not set a timetable for completion of the evaluation process or made a decision to pursue any particular transaction, and there can be no assurance that any transaction will be pursued or completed. PTGi does not intend to provide updates or make any further comments regarding the evaluation of strategic alternatives, unless the Board of Directors has approved a specific transaction or otherwise deems disclosure appropriate. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following is included as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release, issued October 4, 2011

Primus Telecommunications Group, Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated

(Registrant)

Date: October 4, 2011	By:	/s/ Kenneth D. Schwarz
	Name:	Kenneth D. Schwarz
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, issued October 4, 2011